Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

SGI REPORTS SECOND QUARTER FINANCIAL RESULTS

MOUNTAIN VIEW, Calif. (January 25, 2005)- Silicon Graphics (NYSE: SGI) today announced results for its second fiscal quarter, which ended December 24, 2004. Revenue for the quarter was $223 million, compared with $175 million for the first quarter ended September 24, 2004. Gross margin was 37.5% in the second quarter, up from 35.9% in the first quarter. SGI's second-quarter operating loss from continuing operations was $9 million, compared with an operating loss of $26 million in the first quarter. The second-quarter net loss from continuing operations was $11 million or $0.04 per share, compared with a net loss of $28 million or $0.11 per share last quarter.

GAAP operating expenses for the second quarter were $93 million, compared with $89 million for the first quarter. Non-GAAP operating expenses for the second quarter were $88 million, excluding $5 million recorded as other operating expense. This compares with prior quarter non-GAAP operating expenses of $86 million excluding $3 million in other operating expense. These other operating expenses consisted of primarily charges associated with facilities consolidation. Management believes that a non-GAAP presentation of operating expenses is useful to investors to facilitate period to period comparisons of SGI's operating results.

"Altix revenues continue to build during the second quarter as we successfully installed the world's fastest production computer at NASA's Ames Research Center and the world's largest shared memory computer in Japan," said Bob Bishop, chairman and CEO of SGI. "Furthermore, Silicon Graphics Prism has been successfully launched into the visualization market. Nevertheless, we continue to fall short of our profitability objectives and will take steps to lower expenses accordingly."

Unrestricted cash, cash equivalents and marketable investments on December 24, 2004 were $106 million.

SGI will conduct a conference call today at 2 p.m. PT to provide additional details. The webcast is available at http://www.sgi.com/company_info/investors/events.html. The dial-in number is (888) 208-1824 or (913) 981-5591 for participants outside of North America. An audio replay of this call will be available after 5 p.m. PT today at

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1500 Crittenden Lane
Mountain View, CA 94043
Telephone 650.960.1980
sgi.com

MEDIA CONTACT
Caroline Japic
caroline@sgi.com
650.933.7210

INVESTOR RELATIONS
Beth Howe
bhowe@sgi.com
650.933.8279

SGI PR HOTLINE
650.933.7777

SGI PR FACSIMILE
650.933.0283

SGI Reports Second Quarter Financial Results/2

(888) 203-1112 (passcode: 213560) or (719) 457-0820 (passcode: 901189) and will be available for seven days. All links to the archived Webcast and audio replay are available through SGI's Web site at www.sgi.com/company_info/investors/.

This news release contains forward-looking statements relating to future events or expected financial performance that involve risks and uncertainties. The company's future results could differ materially from the expectations discussed herein. Factors that might cause such a difference include risks associated with the timely development, production and acceptance of new products and services; increased competition; dependence on third party partners and suppliers; the failure to achieve expected product mix and revenue levels; failure to manage costs and generate improved operating results; and the ability to improve the financial condition and performance of the company. These and other risks are detailed from time to time in SGI's periodic reports that are filed with the Securities and Exchange Commission, including SGI's quarterly report on Form 10-Q for the quarter ended September 24, 2004. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information, future events or otherwise.

SILICON GRAPHICS | The Source of Innovation and Discovery™

SGI, also known as Silicon Graphics, Inc., is the world's leader in high-performance computing, visualization and storage. SGI's vision is to provide technology that enables the most significant scientific and creative breakthroughs of the 21st century. Whether it's sharing images to aid in brain surgery, finding oil more efficiently, studying global climate or enabling the transition from analog to digital broadcasting, SGI is dedicated to addressing the next class of challenges for scientific, engineering and creative users. With offices worldwide, the company is headquartered in Mountain View, Calif., and can be found on the Web at www.sgi.com.

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Silicon Graphics, SGI, Altix, and the SGI logo are registered trademarks and The Source of Innovation and Discovery and Silicon Graphics Prism are trademarks of Silicon Graphics, Inc., in the United States and/or other countries worldwide. All other trademarks mentioned herein are the property of their respective owners.

SILICON GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share amounts)

	Three Months Ended		Six Months Ended
	Dec. 24, 2004	Dec. 26, 2003 (1)	Dec. 24, 2004	Dec. 26, 2003 (1)

	(unaudited)		(unaudited)

Product and other revenue.	$117,456	$125,759	209,591	$236,080
Product revenue from related party (2)	27,823	7,534	33,674	15,328
Service revenue	77,823	86,233	155,244	170,334

Total revenue.	223,102	219,526	398,509	421,742
Costs and expenses:
Cost of product and other revenue	89,780	77,044	155,565	147,360
Cost of service revenue	49,578	47,350	96,270	98,100
Research and development.	24,823	26,788	48,129	58,747
Selling, general and administrative	62,870	60,137	125,587	129,488
Other operating expense, net (3)	5,199	12,986	8,365	37,223

Total costs and expenses	232,250	224,305	433,916	470,918

Operating loss	(9,148)	(4,779)	(35,407)	(49,176)

Interest expense	(3,856)	(5,182)	(8,992)	(12,072)
Interest and other income (expense), net.	132	(29,792)	(134)	(30,259)

Loss from continuing operations before income taxes	(12,872)	(39,753)	(44,533)	(91,507)

Income tax benefit	(1,723)	(1,013)	(5,455)	(4,042)

Net loss from continuing operations	(11,149)	(38,740)	(39,078)	(87,465)

Discontinued operations:
Net income (loss) from discontinued operations, net of
tax.	-	1,372	(276)	2,168

Net loss.	$(11,149)	$(37,368)	(39,354)	$(85,297)

Net loss per common share - basic and diluted:
Continuing operations	$(0.04)	$(0.18)	(0.15)	$(0.42)
Discontinued operations	-	0.01	(0.00)	0.01

Net loss per common share- basic and diluted. .	$(0.04)	$(0.18)	(0.15)	$(0.41)

Shares used in the calculation of net loss per common
share - basic and diluted.	262,487	211,034	262,263	210,302

(1)	The results of our Alias application software business, which was sold in June 2004, are reflected as discontinued operations for all periods presented.
(2)	Represents product sales to SGI Japan, a related party for which we own a 40% equity interest
(3)	Represents a net charge for estimated restructuring costs and charges associated with the impairment of assets.

SILICON GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 24, 2004	June 25, 2004

ASSETS	(unaudited)

Current assets:
Cash and cash equivalents	$105,491	$154,855
Short-term marketable investments.	43	2,010
Short-term restricted investments	28,413	23,585
Accounts receivable, net	127,420	113,901
Inventories.	73,066	66,938
Prepaid expenses and other current assets	33,168	34,916

Total current assets	367,601	396,205

Restricted investments	413	909

Net property and equipment	63,062	74,595

Other assets	90,933	98,215

	$522,009	$569,924

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$76,853	$65,119
Accrued compensation	38,948	37,053
Income taxes payable	2,843	6,082
Other current liabilities	90,561	98,467
Current portion of long-term debt.	5,805	17,775
Current portion of deferred revenue	87,286	96,058

Total current liabilities	302,296	320,554

Long-term debt	262,201	264,212
Long-term deferred revenue	41,564	25,749
Other liabilities	77,178	82,087

Total liabilities	683,239	692,602

Total stockholders' deficit	(161,230)	(122,678)

	$522,009	$569,924